Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of the post-combination company as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations of the post-combination company for the nine months ended September 30, 2021 and for the year ended December 31, 2020 present the combination of the financial information of CMLS III and EQRx after giving effect to the Business Combination, PIPE Investment and related adjustments described in the accompanying notes. CMLS III and EQRx are referred to herein, subsequent to the Business Combination and the PIPE Investment, as the post-combination company.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination and PIPE Investment as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combination and PIPE Investment as if they were completed on September 30, 2021.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited consolidated financial statements and unaudited condensed financial statements of each of CMLS III and EQRx and the notes thereto, as well as the disclosures contained in the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “EQRx’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination and PIPE Investment occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of Business Combination

The aggregate merger consideration for the Business Combination will be $4.2 billion, payable in the form of shares of CMLS III’s common stock valued at $10.00 per share, as well as contingent consideration of up to 50,000,000 additional shares of Class A common stock (the “Earn-Out Shares”) as described in Note 4 — Earn-Out Shares.

The unaudited pro forma condensed combined financial information presented gives effect to the Business Combination and PIPE Investment, as summarized below:

●	the conversion of CMLS III Class B common stock into CMLS III Class A common stock on a one-for-one basis;

●	the filing of the A&R Certificate of Incorporation to increase the authorized share capital, reclassify all outstanding shares of CMLS III Class A common stock as common stock and change its corporate name to “EQRx, Inc.”;

●	the merger of Merger Sub, a wholly owned subsidiary of CMLS III, with and into EQRx, with EQRx surviving the Merger as a wholly owned subsidiary of CMLS III;

●	the issuance of 120,000,000 shares of post-combination company common stock for aggregate proceeds of $1.2 billion from consummation of the PIPE Investment;

●	the conversion of EQRx’s outstanding redeemable convertible preferred stock (on an as-converted basis) into post-combination company common stock pursuant to the estimated exchange ratio of 0.627 effective immediately prior to the Closing;

●	the payment of transaction costs incurred by CMLS III and EQRx; and

●	the payment of deferred legal fees, underwriting commissions and other costs incurred in connection with the Business Combination and PIPE Investment.

The exchange ratio is currently expected to be 0.627 shares of CMLS III Class A common stock per share of EQRx’s common stock and preferred stock.

Public stockholders of CMLS III had the option to elect to redeem their public shares for cash even if they approved the Business Combination. Additionally, pursuant to the Forfeiture Agreement, up to 50% of the CMLS III Class B common stock held by the Sponsor are subject to forfeiture based on the extent of redemptions from the Trust Account. The unaudited pro forma condensed combined financial information below reflects the actual redemption of 39,587,066 shares of CMLS III Class A common stock by CMLS II’s public stockholders at $10.00 per share, and the forfeiture of 4,840,628 shares of CMLS III Class B common stock held by the Sponsor pursuant to the Forfeiture Agreement.

Old EQRx is considered the accounting acquirer, as further discussed in Note 1, Basis of Presentation, of the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET
September 30, 2021

(in thousands)

	CMLS III (Historical)	EQRx (Historical)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$2,086	$456,470	$1,200,000	(A)	$1,756,362
			552,015	(B)
			(19,320)	(C)
			(38,999)	(D)
			(395,890)	(K)
Prepaid expenses and other current assets	87	10,568	—		10,655
Total current assets	2,173	467,038	1,297,806		1,767,017
Investments held in Trust Account	552,015	—	(552,015)	(B)	—
Property and equipment, net	—	2,210	—		2,210
Restricted cash	—	633	—		633
Right-of-use asset, net	—	3,243	—		3,243
Other assets	—	11,535	(1,951)	(D)	9,584
Total assets	$554,188	$484,659	$743,840		$1,782,687

UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET (CONTINUED)
September 30, 2021

(in thousands)

	CMLS III (Historical)	EQRx (Historical)	Pro Forma Adjustments		Pro Forma Combined
Liabilities, Redeemable Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$21	$3,223	$—		$3,244
Accrued expenses	1,964	20,184	(250)	(D)	21,898
Lease liability, current	—	3,013	—		3,013
Franchise tax payable	134	—	—		134
Total current liabilities	2,119	26,420	(250)		28,289
Non-current liabilities:
Lease liability, net of current portion	—	1,075	—		1,075
Deferred underwriting commissions	19,320	—	(19,320)	(C)	—
Derivative warrant liabilities	52,922	—	—		52,922
Earn-Out Liability	—	—	329,348	(E)	329,348
Restricted stock repurchase liability	—	943	—		943
Total liabilities	74,361	28,438	309,778		412,577
Class A common subject to possible redemption	552,000	—	(552,000)	(F)	—
Series A redeemable convertible preferred stock	—	243,536	(243,536)	(G)	—
Series B redeemable convertible preferred stock	—	567,875	(567,875)	(G)	—
Stockholders’ (deficit) equity:
Class A common stock	—	—	12	(A)	49
			6	(F)
			30	(G)
			1	(H)
			4	(I)
			(4)	(K)
Class B common stock	1	—	(1)	(H)	—
EQRx common stock	—	4	(4)	(I)	—
Additional paid-in capital	—	4,530	1,199,988	(A)	1,729,785
			(40,700)	(D)
			(329,348)	(E)
			551,994	(F)
			811,381	(G)
			(72,174)	(J)
			(395,886)	(K)
Accumulated deficit	(72,174)	(359,724)	72,174	(J)	(359,724)
Total stockholders’ (deficit) equity	(72,173)	(355,190)	1,797,473		1,370,110
Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$554,188	$484,659	$743,840		$1,782,687

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands, except share and per share amounts)

	CMLS III (Historical)Period from January 25, 2021 (Inception) through September 30, 2021	EQRx (Historical) For the Nine Months Ended September 30, 2021	Pro Forma Adjustments		Pro Forma Combined
Total revenue	$—	$—	$—		$—
Operating expenses:
Research and development	—	61,893	4,148	(AA)	66,041
General and administrative	2,284	39,681	8,228	(AA)	50,193
Franchise tax expenses	134	—	—		134
Total operating expenses	2,418	101,574	12,376		116,368
Loss from operations	(2,418)	(101,574)	(12,376)		(116,368)
Other (expense) income:
Interest income	—	210	—		210
Other income	—	131	—		131
Offering costs associated with derivative warrant liabilities	(1,006)	—	—		(1,006)
Change in fair value of derivative warrant liabilities	(6,674)	—	—		(6,674)
Loss upon issuance of private placement warrants	(15,213)	—	—		(15,213)
Income from investments held in Trust Account	15	—	(15)	(BB)	—
Total other (expense) income	(22,878)	341	(15)		(22,552)
Net loss	$(25,296)	$(101,233)	$(12,391)		$(138,920)
Weighted-average shares outstanding, basic and diluted	53,736,402	38,332,938		(CC)	487,632,615
Net loss per share, basic and diluted	$(0.47)	$(2.64)			$(0.28)

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share amounts)

	CMLS III (Historical)	EQRx (Historical)	Pro Forma Adjustments		Pro Forma Combined
Total revenue	$—	$—	$—		$—
Operating expenses:
Research and development	—	224,391	4,753	(AA)	229,144
General and administrative	—	25,689	11,859	(AA)	37,548
Total operating expenses	—	250,080	16,612		266,692
Loss from operations	—	(250,080)	(16,612)		(266,692)
Other income:
Interest income	—	97	—		97
Franchise tax expenses	—	—	—		—
Total other income	—	97	—		97
Net loss	$—	$(249,983)	$(16,612)		$(266,595)
Weighted-average shares outstanding, basic and diluted	—	25,486,021		(CC)	487,632,615
Net loss per share, basic and diluted	$—	$(9.81)			$(0.55)

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The historical information of CMLS III and EQRx has been adjusted in the unaudited pro forma condensed combined financial information to reflect pro forma adjustments related to the Business Combination and PIPE Investment in accordance with GAAP.

The Business Combination will be accounted for as a reverse recapitalization because EQRx has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. The determination is primarily based on the evaluation of the following facts and circumstances:

●	the former EQRx stockholders will hold the majority of voting rights in the post-combination company;

●	the former EQRx stockholders will have the right to appoint the majority of the directors on the post-combination company board;

●	senior management of EQRx will comprise the senior management of the post-combination company; and

●	operations of EQRx will comprise the ongoing operations of the post-combination company.

Under the reverse recapitalization model, the Business Combination will be reflected as the equivalent of EQRx issuing stock for the net assets of CMLS III, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33 — 10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the unaudited condensed balance sheet of CMLS III as of September 30, 2021 with the unaudited condensed consolidated balance sheet of EQRx as of September 30, 2021, giving effect to the Business Combination and PIPE Investment as if it had been consummated on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the unaudited condensed statement of operations of CMLS III for the period from January 25, 2021 (inception) through September 30, 2021 with the unaudited condensed consolidated statement of operations of EQRx for the nine months ended September 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 adjusts the audited consolidated statement of operations of EQRx for the year ended December 31, 2020 as CMLS III did not exist during this period. The unaudited pro forma condensed combined statements of operations presented give effect to the Business Combination and PIPE Investment as if they had been consummated on January 1, 2020, the earliest period presented.

The unaudited pro forma condensed combined financial information below reflects the actual redemption of 39,587,066 shares of CMLS III Class A common stock by CMLS II’s public stockholders at $10.00 per share, and the forfeiture of 4,840,628 shares of CMLS III Class B common stock held by the Sponsor pursuant to the Forfeiture Agreement.

The following summarizes the pro forma post-combination company common stock issued and outstanding immediately after the Business Combination and PIPE Investment:

	Shares Outstanding	%
Public stockholders	15,612,934	3.2%
PIPE Investors	120,000,000	24.6%
Initial Stockholders	8,959,372	1.8%
Former EQRx stockholders(1)	343,060,309	70.4%
	487,632,615	100.0%

____________

(1)     Amount excludes shares underlying outstanding option awards under the 2019 Plan and remaining shares available for issuance under such plan (estimated to total, in the aggregate and after giving effect to the estimated exchange ratio, 21,937,942 shares of post-combination company common stock) that may be exercised in the future.

The unaudited pro forma condensed combined balance sheet and statements of operations are based on the assumption that there are no adjustments to the pro forma shares outstanding for CMLS III private placement and public warrants issued in connection with its IPO, as such securities are not exercisable until 30 days after the Closing.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given that EQRx incurred significant losses during the historical periods presented.

Note 2 — Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 and in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are based on preliminary estimates. The final amounts recorded may differ from the information presented.

Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)	Reflects the proceeds of $1.2 billion from the issuance and sale of 120,000,000 shares of post-combination company common stock at $10.00 per share pursuant to the PIPE Investment entered into with PIPE Investors.

(B)	Reflects the liquidation and reclassification of $552.0 million of cash and marketable securities held in the Trust Account to cash and cash equivalents upon consummation of the Business Combination.

(C)	Represents the payment of $19.3 million of deferred underwriting commissions incurred as part of CMLS III’s IPO that becomes payable upon the Closing of the Business Combination.

(D)	Represents preliminary additional estimated transaction costs of $40.7 million to be incurred by CMLS III and EQRx related to the Business Combination and PIPE Investment, all of which have been reflected as a reduction in cash of $39.0 million and other assets of $2.0 million with an offsetting decrease in accrued expenses of $0.3 million and additional paid-in capital of $40.7 million.

(E)	Reflects the preliminary estimated fair value of the Earn-Out Shares recorded as a liability as of September 30, 2021. For further information, see Note 4.

(F)	Reflects the reclassification of CMLS III Class A common stock subject to possible redemption to permanent equity, assuming no redemptions.

(G)	Reflects the conversion of EQRx’s outstanding Series A redeemable convertible preferred stock and Series B redeemable convertible preferred stock into post-combination company common stock pursuant to the estimated exchange ratio of 0.627 effective immediately prior to the Closing.

(H)	Reflects the conversion of CMLS III Class B common stock to CMLS III Class A common and reclassification as post-combination company common stock immediately prior to the Closing of the Business Combination on a one-for-one basis.

(I)	Reflects the conversion of EQRx’s outstanding common stock into post-combination company common stock pursuant to the estimated exchange ratio of 0.627 effective upon the Closing.

(J)	Reflects the elimination of CMLS III’s historical accumulated deficit.

(K)	Represents the amount paid to public stockholders upon redemption of 39,857,066 shares of CMLS III Class A common stock for $395.9 million at a redemption price of $10.00 per share. Additionally, it is net of the forfeiture of 4,840,628 shares of CMLS III Class B common stock held by the Sponsor pursuant to the Forfeiture Agreement.

Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are as follows:

(AA)	Represents the estimated stock-based compensation measured as of the Closing Date for the portion of the Earn-Out Shares issuable to existing optionholders in the form of new restricted stock unit agreements with continuing service requirements, and assuming no forfeitures. For further details, refer to Note 4.

(BB)	Represents the elimination of interest earned on investments held in CMLS III’s Trust Account for the nine months ended September 30, 2021.

(CC)	Represents pro forma net loss per share based on pro forma net loss and 487,632,615 shares total pro forma post-combination company common stock outstanding upon consummation of the Business Combination and PIPE Investment. For each period presented, there is no difference between basic and diluted pro forma net loss per share as outstanding options, warrants, and Earn-Out Shares are anti-dilutive and are not included in the calculation of diluted net loss per share.

Note 4 — Earn-Out Shares

Following the closing of the Business Combination, the Earn-Out Service Providers, current EQRx stockholders and option holders including employees, are entitled to receive a pro rata share of up to 35,000,000 additional shares of post-combination company common stock if at any time between the 12-month anniversary of the Closing and the 36-month anniversary of the Closing (“Earn-Out Period”), the common share price is greater than or equal to $12.50 for a period of at least 20 out of 30 consecutive trading days (“Triggering Event I”). The Earn-Out Service Providers shall be entitled to receive an additional 15,000,000 shares if at any time during the Earn-Out Period the common share price is greater than or equal to $16.50 for a period of at least 20 out of 30 consecutive trading days (“Triggering Event II”). The earnout is subject to an early trigger upon certain change of control events.

Earn-Out Shares Issued to EQRx Shareholders

The Earn-Out Shares to be issued to EQRx shareholders in the form of earn-out award agreements were evaluated under ASC Topic 480, Distinguishing Liabilities from Equity, to determine if the earn-out award agreements should be classified as a liability. As part of that analysis, it was determined that the Earn-Out Shares are freestanding and not liability classified. It was next evaluated whether the Earn-Out Shares represented a derivative instrument pursuant to ASC Topic 815, Derivatives and Hedging. Paragraph ASC 815-10-15-74(a) states that a reporting entity shall not consider contracts that are both (a) indexed to an entity’s own stock and (b) classified in stockholders’ equity in its statement of financial position to be derivative instruments. In order to conclude that the Earn-Out Shares meet this scope exception and whether they should be accounted for as equity under ASC 815-40, it was evaluated whether the Earn-Out Shares meet both of these requirements. The Earn-Out Shares contain a provision in which forfeited shares can be reallocated to the remaining holders of Earn-Out Shares that could impact the settlement of the Earnout Shares and therefore results in the Earnout Shares being classified as a liability pursuant to ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity.

The preliminary estimated fair value of the Earn-Out Liability for Earn-Out shares to be issued to EQRx shareholders in the form of earn-out award agreements was $329.3 million as of the Closing Date in the unaudited pro forma condensed combined balance asset as of September 30, 2021. The Earn-Out Liability will be remeasured at each reporting date with changes in the fair value recorded to earnings.

Earn-Out Shares Issued to Holders of Stock Options

The grant of Earn-Out Shares to existing holders of stock options in the form of new restricted stock unit agreements is considered a compensatory award and accounted for under ASC 718, Share-Based Compensation as the restricted stock units are subject to forfeiture based on the satisfaction of certain service conditions. Under this guidance, the award is measured at fair value at the grant (or issue) date and expense is recognized over the time-based vesting period (Triggering Event I and Triggering Event II are market conditions and do not impact expense recognition) with a credit to additional paid-in-capital.

The preliminary estimated fair value of the Earn-Out Shares issued in the form of new restricted stock units was $43.7 million, assuming the service conditions were met and assuming no forfeitures. The amount recorded as stock-based compensation expense in the unaudited pro forma condensed combined statements of operations was $12.4 million for the nine months ended September 30, 2021 and $16.6 million for the year ended December 31, 2020.

Fair Value of Earn-Out Shares

As described above, the fair value of the Earn-Out Shares was determined to be $373.0 million based on the use of a Monte Carlo simulation valuation model that utilized a distribution of potential outcomes on a monthly basis over the Earn-Out Period using the most reliable information available. The preliminary fair values of the Earn-Out Shares are subject to change as additional information becomes available and additional analyses are performed. Such changes could be material once the final valuation is determined at the closing of the Transactions. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

●	Current stock price — The current stock price was set at the deemed value of $10.00 per share for the EQRx Common Stock.

●	Expected volatility — The volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards.

●	Risk-free interest rate — The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the Earn-Out Period.

●	Expected term — The expected term is the Earn-Out Period.

●	Expected dividend yield — The expected dividend yield is zero, as we have never declared or paid cash dividends and have no current plans to do so during the expected term.